CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting parts of this Post-Effective Amendment No. 104 to the Registration Statement on Form N-1A (the “Registration Statement”) of our report dated March 13, 2014, relating to the financial statements and financial highlights appearing in the January 31, 2014 Annual Report to Shareholders of Vanguard Short-Term Treasury Fund, Vanguard Short-Term Federal Fund, Vanguard Intermediate-Term Treasury Fund, Vanguard GNMA Fund and Vanguard Long-Term Treasury Fund, and of our report dated March 17, 2014, relating to the financial statements and financial highlights appearing in the January 31, 2014 Annual Report to Shareholders of Vanguard Short-Term Investment-Grade Fund, Vanguard Intermediate-Term Investment-Grade Fund, Vanguard Long-Term Investment-Grade Fund and Vanguard High-Yield Corporate Fund (constituting separate portfolios of Vanguard Fixed Income Securities Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Statements” and “Service Providers – Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
February 5, 2015